Exhibit 5.1

787 Seventh Avenue New York, NY 10019-6099 Tel: 212 728 8000 Fax: 212 728 8111

November 16, 2020

Resideo Technologies, Inc.

901 E 6th Street

Austin, Texas 78702

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Resideo Technologies, Inc., a Delaware corporation (the “Company”), in connection with the preparation of a registration statement on Form S-3 (the “Registration Statement”), initially filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), on November 16, 2020, relating to the issuance and sale by the Company from time to time of (i) shares of common stock, par value $0.001 per share, of the Company (“Common Stock”), (ii) shares of preferred stock, par value $0.001 per share, of the Company (“Preferred Stock”), (iii) warrants to purchase shares of Common Stock and warrants to purchase shares of Preferred Stock (collectively, the “Warrants”) and (iv) debt securities of the Company (the “Debt Securities” and, together with the Common Stock, the Preferred Stock and the Warrants, each a “Security” and together, the “Securities”).

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Amended and Restated Certificate of Incorporation of the Company, as currently in effect (the “Charter”); (ii) the Amended and Restated By-laws of the Company, as currently in effect; (iii) the Registration Statement; (iv) all relevant resolutions adopted by the Company’s Board of Directors and (v) such other instruments, documents, corporate records and certificates of public officials and certificates of officers of the Company as to factual matters as we have deemed relevant and necessary as a basis for the opinions and statements hereinafter set forth.

As to factual matters, we have relied upon certificates of public officials, certificates and statements of officers of the Company and such other documents as we have deemed necessary or appropriate to enable us to render the opinions and statements expressed below, and we have not undertaken any independent investigation to determine the existence or absence of such factual matters. We have assumed the accuracy of all documents and information furnished to us, the genuineness of all documents submitted to us as originals and the conformity to originals

NEW YORK    WASHINGTON    HOUSTON    PALO ALTO    SAN FRANCISCO    CHICAGO    PARIS    LONDON    FRANKFURT     BRUSSELS    MILAN    ROME

Resideo Technologies, Inc.

November 16, 2020

of all documents submitted to us as certified, conformed or photostatic copies, as well as the genuineness of all signatures on all such documents and the legal capacity of all natural persons in each case.

In connection with the opinions expressed below, we have assumed that, at or prior to the time of the delivery of any Security: (i) the Company shall be validly existing as a corporation in good standing under the laws of the State of Delaware; (ii) the Company shall have duly established the terms of such Security and duly authorized the issuance and sale of such Security and such authorization shall not have been modified or rescinded; (iii) each party to any document entered into in connection with the issuance or delivery of any such Security other than the Company shall have the power, corporate or other, to enter into and perform all obligations in accordance with the documents to be executed by such parties, and we have also assumed that upon the execution and delivery by such parties of such documents that such documents shall constitute valid and binding obligations of such parties; (iv) the Registration Statement and any amendments thereto shall be effective under the Act and comply with all applicable laws and such effectiveness shall not have been terminated or rescinded; (v) the appropriate prospectus supplement, free writing prospectus or term sheet relating to the Securities offered thereby shall be prepared and filed with the Commission in compliance with the Act and shall comply with applicable laws at the time the Securities are offered or issued; (vi) such Security shall be issued and sold in compliance with the applicable provisions of the Act and in compliance with the “blue sky” laws of certain states and in the manner stated in the Registration Statement and any amendments and supplements thereto; (vii) there shall not have occurred any change in law affecting the validity or enforceability of such Security; (viii) at the time of an issuance of shares of Common Stock (including upon conversion, exercise or exchange of any other Security that provides for such conversion, exercise or exchange), as the case may be, there will be sufficient shares of Common Stock authorized under the Charter and not otherwise issued or reserved for issuance; (ix) at the time of an issuance of shares of Preferred Stock (including upon conversion, exercise or exchange of any other Security that provides for such conversion, exercise or exchange), as the case may be, there will be sufficient shares of Preferred Stock authorized under the Charter and not otherwise issued or reserved for issuance; (x) any Securities issuable upon conversion, exercise or exchange of any Securities being offered or issued will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exercise or exchange; and (xi) the Company shall have timely filed all necessary reports pursuant to the Securities Exchange Act of 1934, as amended, which are incorporated into the Registration Statement by reference.

We have also assumed that none of the terms of any Security to be established subsequent to the date hereof, nor the issuance and delivery of such Security, nor the compliance by the Company with the terms of such Security nor the documents governing such Securities will violate any applicable law or will result in a violation of, or constitute a default or breach under, any provision of any instrument or agreement then binding upon the Company, any restriction imposed by any court or governmental body having jurisdiction over the Company or any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority.

Resideo Technologies, Inc.

November 16, 2020

Based on the foregoing, and subject to the qualifications and assumptions set forth herein, we are of the opinion that:

1. When an issuance of shares of Common Stock has been duly authorized by all necessary corporate action on the part of the Company, and, when such shares of Common Stock are issued, delivered and paid for as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with the applicable underwriting or other agreement, at not less than par value per share, such shares of Common Stock will be validly issued, fully paid and non-assessable.

2. Upon (a) designation of the relative rights, preferences and limitations of any series of Preferred Stock and approval of the terms of the offering thereof and related matters on the part of the Company in accordance with the Company’s Charter and (b) the proper filing with the Secretary of State of the State of Delaware of a Certificate of Designations relating to such series of Preferred Stock, and when such shares of Preferred Stock are issued, delivered and paid for as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with the applicable underwriting or other agreement, at not less than par value per share, such shares of Preferred Stock will be validly issued, fully paid and non-assessable.

3. When (a) the base indenture and any supplemental indenture thereto to be entered into in connection with the issuance of any Debt Security has been duly authorized, executed and delivered by the Company and the trustee named therein, (b) the specific terms of a particular Debt Security have been duly authorized by all necessary corporate action on the part of the Company and established in accordance with the base indenture and any supplemental indenture and (c) such Debt Security has been duly executed, authenticated, issued, delivered and paid for as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with the base indenture and any supplemental indenture and the applicable underwriting or other agreement, such Debt Security will constitute a valid and binding obligation of the Company, enforceable in accordance with its terms.

4. When (a) the creation of and the issuance and terms of the Warrants, the terms of the offering thereof and related matters have been duly approved by all necessary corporate action on the part of the Company, (b) the warrant agreement or agreements relating to the Warrants have been duly authorized and validly executed and delivered by the Company and the warrant agent appointed by the Company and (c) the Warrants or certificates representing the Warrants have been duly executed, authenticated, issued, delivered and paid for as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with the applicable underwriting or other agreement, the Warrants will be validly issued and will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

This opinion is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal securities laws of the United States of America and to the specific legal matters expressly addressed herein, and no opinion is expressed or implied

Resideo Technologies, Inc.

November 16, 2020

with respect to the laws of any other jurisdiction or any legal matter not expressly addressed herein.

The opinions set forth in paragraphs 3 and 4 above are qualified in that the legality or enforceability of the documents referred to therein may be (a) subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, (b) limited insofar as the remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and the discretion of the court before which any enforcement thereof may be sought, and (c) subject to general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) including principles of commercial reasonableness or conscionability and an implied covenant of good faith and fair dealing. Insofar as provisions of any of the documents referenced in this opinion letter provide for indemnification or contribution, the enforcement thereof may be limited by public policy considerations.

This letter speaks only as of the date hereof and is limited to present statutes, regulations and judicial and administrative interpretations. We undertake no responsibility to update or supplement this letter after the date hereof.

We hereby consent to the filing of this opinion as an exhibit 5 to the Registration Statement and to the reference to us under the heading “Legal Matters” in the prospectus included as part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Willkie Farr & Gallagher LLP